                                                                    Exhibit 99.1

(IXIA LOGO)

FOR IMMEDIATE RELEASE

For more information, contact:
Tom Miller                                                   the blueshirt group
Chief Financial Officer                                Chris Danne, Rakesh Mehta
(818) 444-2325                                                    (415) 217-7722
tmiller@ixiacom.com                           chris or rakesh@blueshirtgroup.com

                      IXIA ANNOUNCES FOURTH QUARTER RESULTS
            REVENUES INCREASE 28% YEAR-OVER-YEAR AND 7% SEQUENTIALLY
                    23RD CONSECUTIVE QUARTER OF PROFITABILITY

CALABASAS, CA -- January 29, 2004--Ixia (Nasdaq: XXIA) today reported financial results for the fourth quarter ended December 31, 2003.

Net revenues for the fourth quarter of 2003 increased 28% on a year-over-year basis to $23.0 million compared to $18.0 million for the fourth quarter of 2002. Net income on a GAAP basis for the fourth quarter of 2003 was $2.3 million, or $0.04 per diluted share, compared to $225,000, or less than one cent per diluted share, for the fourth quarter of 2002.

Ixia's fourth quarter GAAP results included non-cash charges of $1.3 million related to acquisition related intangible assets and $374,000 for stock-based compensation and a tax benefit of $150,000 associated with stock-based compensation. Excluding the effects of these items, non-GAAP net income was $3.8 million, or $0.06 per diluted share, compared to $2.8 million, or $0.05 per diluted share, for the same period last year after excluding the effects of similar items.

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"Revenues increased 7% over a very strong third quarter, driven by increasing software sales and penetration of new markets," commented Errol Ginsberg, President and Chief Executive Officer of Ixia. "Internationally, we saw good strength in Europe and Canada, while sales to Asia Pacific were lower compared to the third quarter's record levels but still showed strong year-over-year growth. Revenue from enterprise customers doubled sequentially, and we were pleased with our success in penetrating our first enterprise vertical -- financial services -- with key sales to Merrill Lynch, Morgan Stanley, Wells Fargo and leading U.S. stock exchanges. Momentum in this strategic financial services vertical is being driven by strong demand for both our Ethernet hardware products and our innovative software products such as Chariot."

"Overall, software sales accounted for 16% of total revenue, increasing sequentially by 31%," added Mr. Ginsberg. "The success of our software product offerings was also reflected in a record 114 new customers for the quarter including such leaders as Booz Allen Hamilton, Coca-Cola, Naval Research Labs, and Rogers Cable. Late in the quarter, we launched IxChariot, which offers full integration of the Chariot product line into our Real World Traffic suite. We expect IxChariot to become an increasing percentage of our Chariot sales and to improve gross profit margins on the product line."

As of December 31, 2003, Ixia had approximately $121.9 million in cash and investments with no debt.

Ixia will host a conference call today for analysts and investors to discuss its quarterly results at 5:00 p.m. ET. Open to the public, a live Web cast of the conference call will be accessible from the "Investors" section of Ixia's Web site (www.ixiacom.com). Following the live Web cast, an archived version will be available in the "Investors" section on the Ixia Web site for 90 days.


NON-GAAP INFORMATION

Certain non-GAAP financial measures are included in this press release. These non-GAAP financial measures are provided to enhance the user's overall understanding of our financial performance. Specifically, we believe that certain non-cash charges, as well as

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the related tax effects, are not indicative of our core operating results. By excluding these items, our non-GAAP results provide information to both management and investors that is useful in assessing Ixia's core operating performance and in evaluating and comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are used by management to evaluate financial results and to plan and forecast future periods. The presentation of this additional information is not meant to be considered a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial results which are included below.

ABOUT IXIA

Ixia is a leading, global provider of high performance IP network testing solutions. Its highly scalable solutions generate, capture, characterize, and emulate network and application traffic, establishing definitive performance and conformance metrics of network devices or systems under test. Ixia's testing solutions are used by network equipment manufacturers, semiconductor manufacturers, service providers, and large enterprises to validate the functionality and reliability of complex IP networks, devices, and applications. Ixia's Real World Traffic Suite addresses the growing need to test applications and networks prior to deployment under realistic load conditions. Ixia's analysis solutions utilize a wide range of industry-standard interfaces, including Ethernet, SONET, and ATM, and are distinguished by their performance, accuracy, reliability, and adaptability to the industry's constant evolution.

For more information, contact Ixia at 26601 W. Agoura Road, Calabasas, CA 91302;
(818) 871-1800, Fax: (818) 871-1805; Email: info@ixiacom.com or visit our Web Site at http://www.ixiacom.com.

Ixia and the Ixia logo are registered trademarks of Ixia. IxChariot and Real World Traffic are trademarks of Ixia. Other trademarks used in this release are the trademarks or registered trademarks of their respective owners.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding possible future revenues, growth and

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profitability and future business and market share. In some cases, such forward-looking statements can be identified by terms such as "may," "will," "expect," "plan," "believe," "estimate," "predict" or the like. Such statements reflect the Company's current intent, belief and expectations and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from the Company's current expectations include, among other things: the current economic slowdown in general and decreasing capital availability and investment in the telecommunications and data communications industries in particular, consistency of orders from significant customers, our success in exploiting the rights acquired from NetIQ Corporation with respect to the Chariot product, the timing of new product releases, our success in developing and producing new products and market acceptance of our products. These and other risk factors that may affect Ixia's financial results in the future are discussed in Ixia's periodic SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2002. Ixia undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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                                      IXIA
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                        DECEMBER 31,   DECEMBER 31,
                                                           2003            2002
                                                        ------------   -----------
                                                        (unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                            $     41,708   $     58,865
   Short-term investments in marketable securities            22,143         12,050
   Accounts receivable, net                                   17,121          9,351
   Inventories                                                 5,585          5,121
   Income taxes receivable                                     2,011             --
   Prepaid expenses and other current assets                   6,927          6,232
                                                        ------------   ------------

     Total current assets                                     95,495         91,619

Investments in marketable securities                          58,072         51,306
Property and equipment, net                                    6,907          7,003
Goodwill                                                       1,592          1,592
Purchased technology and other intangible assets, net         19,960          4,030
Other assets                                                   2,992          2,111
                                                        ------------   ------------

     Total assets                                       $    185,018   $    157,661
                                                        ============   ============


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                     $        806   $        960
   Accrued expenses                                            8,825          4,049
   Deferred revenues                                           5,436          1,958
   Income taxes payable                                        2,897          1,527
                                                        ------------   ------------

     Total current liabilities                                17,964          8,494

Shareholders' equity:
   Common stock, without par value; 200,000 shares
     authorized, 59,642 and 57,595 shares issued and
     outstanding as of December 31, 2003 and 2002,
     respectively                                             84,048         79,206
   Additional paid-in capital                                 48,710         47,045
   Deferred stock-based compensation                            (419)        (3,036)
   Retained earnings                                          34,656         25,952
   Accumulated other comprehensive income                         59             --
                                                        ------------   ------------

     Total shareholders' equity                              167,054        149,167
                                                        ------------   ------------

     Total liabilities and shareholders' equity         $    185,018   $    157,661
                                                        ============   ============

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
                                      IXIA
                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 THREE MONTHS ENDED         YEAR ENDED
                                                    DECEMBER 31,            DECEMBER 31,
                                                 -------------------   --------------------
                                                   2003       2002        2003       2002
                                                 --------   --------   ---------   --------
                                                     (unaudited)      (unaudited)
Net revenues                                     $ 23,049   $ 18,034    $ 83,533   $ 67,594
Cost of revenues(1)                                 4,526      3,533      15,761     13,310
Amortization of purchased technology                  595         --       1,183         --
                                                 --------   --------    --------   --------
     Gross profit                                  17,928     14,501      66,589     54,284

Operating expenses:
   Research and development                         5,373      4,746      20,664     17,522
   Sales and marketing                              6,596      5,343      24,884     19,432
   General and administrative                       2,316      1,901       8,899      7,194
   Amortization of intangible assets                  300        257       1,070        941
   Stock-based compensation(2)                        342        935       1,762      4,907
   Impairment of goodwill and other intangible
     assets                                           410      1,677         410      1,677
                                                 --------   --------    --------   --------
       Total operating expenses                    15,337     14,859      57,689     51,673
                                                 --------   --------    --------   --------

     Income (loss) from operations                  2,591       (358)      8,900      2,611
Interest income                                       733        672       3,062      2,743
                                                 --------   --------    --------   --------
     Income before income taxes                     3,324        314      11,962      5,354
Income tax expense                                  1,011         89       3,258      1,944
                                                 --------   --------    --------   --------
     Net income                                  $  2,313   $    225    $  8,704   $  3,410
                                                 ========   ========    ========   ========

Earnings per share:
   Basic                                         $   0.04   $   0.00    $   0.15   $   0.06
   Diluted                                       $   0.04   $   0.00    $   0.14   $   0.06

Weighted average number of common and common
   equivalent shares outstanding:
   Basic                                           59,472     57,430      58,344     56,902
   Diluted                                         64,343     59,847      62,227     60,609

----------
(1)Stock-based compensation included in Cost
     of revenues                                 $     32   $     84    $    157   $    398
                                                 ========   ========    ========   ========

(2)Stock-based compensation:
     Research and development                    $    222   $    508    $  1,316   $  2,864
     Sales and marketing                               70        313         166      1,385
     General and administrative                        50        114         280        658
                                                 --------   --------    --------   --------
                                                 $    342   $    935    $  1,762   $  4,907
                                                 ========   ========    ========   ========

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
                                      IXIA
                   NON-GAAP CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (unaudited)

                                                 THREE MONTHS ENDED           YEAR ENDED
                                                     DECEMBER 31,            DECEMBER 31,
                                                 -------------------    -------------------
                                                   2003       2002        2003       2002
                                                 --------   --------    --------   --------
Net revenues                                     $ 23,049   $ 18,034    $ 83,533   $ 67,594
Cost of revenues                                    4,494      3,449      15,604     12,912
                                                 --------   --------    --------   --------
     Gross profit                                  18,555     14,585      67,929     54,682

Operating expenses:
   Research and development                         5,373      4,746      20,664     17,522
   Sales and marketing                              6,596      5,343      24,884     19,432
   General and administrative                       2,316      1,901       8,899      7,194
                                                 --------   --------    --------   --------
       Total operating expenses                    14,285     11,990      54,447     44,148
                                                 --------   --------    --------   --------

     Income from operations                         4,270      2,595      13,482     10,534
Interest income                                       733        672       3,062      2,743
                                                 --------   --------    --------   --------
     Income before income taxes                     5,003      3,267      16,544     13,277
Income tax expense                                  1,161        461       4,448      3,194
                                                 --------   --------    --------   --------
     Non-GAAP net income                         $  3,842   $  2,806    $ 12,096   $ 10,083
                                                 ========   ========    ========   ========

Non-GAAP earnings per share:
   Basic                                         $   0.06   $   0.05    $   0.21   $   0.18
   Diluted                                       $   0.06   $   0.05    $   0.19   $   0.17

Weighted average number of common and common
   equivalent shares outstanding:
   Basic                                           59,472     57,430      58,344     56,902
   Diluted                                         64,343     59,847      62,227     60,609

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                                      IXIA
            RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
                                 (IN THOUSANDS)
                                   (unaudited)

                                                 THREE MONTHS ENDED          YEAR ENDED
                                                     DECEMBER 31,           DECEMBER 31,
                                                 -------------------    -------------------
                                                   2003       2002        2003       2002
                                                 --------   --------    --------   --------
GAAP net income as presented above               $  2,313   $    225    $  8,704   $  3,410

Stock-based compensation included in:
    Cost of revenues                                   32         84         157        398
    Research and development                          222        508       1,316      2,864
    Sales and marketing                                70        313         166      1,385
    General and administrative                         50        114         280        658

Amortization of purchased technology,
    intangible assets and impairment of
    goodwill and other intangible assets            1,305      1,934       2,663      2,618

Taxbenefit of disqualifying dispositions
   related to stock options for which
   compensation expense had been recognized in
   the GAAP financials                               (150)      (372)     (1,190)    (1,250)
                                                 --------   --------    --------   --------

Non-GAAP net income                              $  3,842   $  2,806    $ 12,096   $ 10,083
                                                 ========   ========    ========   ========

Diluted weighted average number of
   common shares                                   64,343     59,847      62,227     60,609

GAAP diluted earnings per share                  $   0.04   $   0.00    $   0.14   $   0.06
Non-GAAP diluted earnings per share              $   0.06   $   0.05    $   0.19   $   0.17

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